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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                        EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


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                                                 Collection Period:                         1-Nov-98                30-Nov-98
                                                 Distribution Date:                        15-Dec-98

                                                                                                                Per $1,000 of
                                                                                                                   Original
Statement for Class A and Class B Certificateholders Pursuant                                                  Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                       Certificate Amount
                                                                                                              ------------------
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(i)     Principal Distribution
           Class A Certificate Amount                                                  $ 6,721,334.44             $  17.51059289
           Class B Certificate Amount                                                  $   505,906.89             $  17.51027585

(ii)    Interest Distribution
           Class A Certificate Amount                                                  $   507,510.65             $   1.32217976
           Class B Certificate Amount                                                  $    39,683.26             $   1.37350339

(iii)   Servicing Fee                                                                  $    84,606.70             $   0.20498992

(iv)    Class A Certificate Balance (after principal distributions)                    $87,699,252.22
        Class A Pool Factor (after principal distributions)                                 0.2284763
        Class B Certificate Balance (after principal distributions)                    $ 6,601,541.91
        Class B Pool Factor (after principal distributions)                                 0.2284903

(v)     Total Pool Balance (end of Collection Period)                                  $94,300,794.13

                                                                                      Current Period              Cumulative
                                                                                  --------------------       -------------------

(vi)    Defaulted Receivables                                                          $    189,778.12            $ 7,317,628.16
        Liquidation Proceeds                                                                136,626.98              3,463,882.42
                                                                                  --------------------       -------------------
        Aggregate Net Losses                                                           $     53,151.14            $ 3,853,745.74
                                                                                  ====================       ===================

(vii)   Aggregate Principal Balance of Receivables
          Repurchased by Seller or Servicer:
           Principal Portion                                                           $          -
           Interest Portion                                                            $          -

(viii)  Class A Interest Carryover Shortfall                                           $          -
        Class B Interest Carryover Shortfall                                           $          -
        Class A Principal Carryover Shortfall                                          $          -
        Class B Principal Carryover Shortfall                                          $          -

(ix)    Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                   $  6,258,147.85

(x)     Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                              $  7,544,063.53
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